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                                                                   EXHIBIT 10.73


THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. IN ADDITION, THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF ABSENT REGISTRATION OF SUCH SECURITIES UNDER SAID ACT AND SAID LAWS UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

                                 SELFCARE, INC.

                                     FORM OF
                           CONVERTIBLE PROMISSORY NOTE
FIELD(Amount)
December 12, 1997

     FOR VALUE RECEIVED, the undersigned, SELFCARE, INC. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby unconditionally promises to pay to FIELD(Name) (the "Holder") the principal sum of FIELD(Amount )) (FIELD(Amount)), on June 12, 1998, (the "Maturity Date"), with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof at the rate of ten percent (10%) per annum from the date hereof which shall accrue and be payable in interest only on the Maturity Date and in accordance with terms hereof until (i) the principal hereof shall have become due and payable, or (ii) the principal and interest accrued hereunder shall have been converted as herein provided, or
(iii) this Note has been redeemed by the Company as provided herein, whichever shall occur first.

     Unless this Note is converted as provided herein, payment of principal and interest is to be made in lawful money of the United States of America to the Holder at the offices of the Company located in Waltham, Massachusetts or at such other place as the Holder may designate in writing to the Company.

     l.   CONVERSION OF NOTE.

          (a) At the option of Holder, at any time on or prior to the Maturity Date, this Note shall be convertible, in whole (including accrued but unpaid interest) but not in part at the then-applicable Conversion Price (as hereinafter defined) into fully paid and nonassessable shares of Common Stock, par value $.001 per share ("Common Stock"). In order to exercise its option to convert as provided herein, Holder shall deliver and surrender this Note to the Company accompanied by written notice of its election to convert this Note pursuant to the conversion form attached as EXHIBIT A.






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          (b) If not sooner redeemed or converted, this Note shall be converted in whole (including accrued but unpaid interest) on the Maturity Date at the then-applicable Conversion Price in fully paid and nonassessable shares of Common Stock.

          (c) The conversion price for this Note shall be $7.225, provided, however, that such price shall be subject to adjustment as hereinafter provided (such amount, as and to the extent adjusted as herein provided, is referred to as the "Conversion Price"); so that upon conversion of this Note, Holder shall be entitled to receive a number of shares of Common Stock equal to (x) the total indebtedness (i.e., principal and accrued (but unpaid) interest through the date prior to the date of such conversion) still due and payable under this Note, divided by (y) the Conversion Price. No fractional shares of Common Stock shall be issued upon the conversion of this Note. Instead of a fraction of a share of Common Stock which would otherwise be issuable upon conversion of this Note, the Company shall pay a cash adjustment in respect of such fraction of a share of Common Stock in an amount equal to the same fractional interest of the Conversion Price. Upon conversion of this Note, this Note shall be delivered and surrendered to the Company, duly endorsed to the Company or accompanied by proper instruments of transfer, and Holder shall provide to the Company, a written notice of the name or names in which the certificate or certificates for shares of Common Stock shall be issued. Upon such surrender and delivery of such notice and this Note, Holder shall be entitled to receive stock certificates evidencing the number of shares of Common Stock into which this Note is convertible, interest on this Note shall cease to accrue, and this Note shall be cancelled and shall not thereafter be deemed to be outstanding. The Company shall pay all taxes and other charges in respect of the issuance of shares of Common Stock to Holder upon any such conversion.

     2. ADJUSTMENT. The Conversion Price shall be subject to adjustment from time to time prior to the Conversion Date upon the happening of certain events, as follows:

          (a) Whenever the Company shall change the number of shares of Common Stock issued and outstanding as a result of a stock split, subdivision, stock dividend, combination or similar recapitalization with respect to such stock, then, and in each such case, the Conversion Price then in effect shall be adjusted so that Holder shall thereafter be entitled to receive upon conversion of this Note the number of shares of Common Stock or other securities which Holder would own or be entitled to receive after the happening of any of the events described in this Section 2(a) had this Note been converted immediately prior to the happening of such event or any record date with respect thereto.

          (b) No adjustments shall be made in connection with, among other items not described in Section 2(a), (i) the issuance of shares of Common Stock upon any conversion of this Note or similar notes, or (ii) the issuance or grant, or exercise, of any stock options, rights, warrants or restricted stock grants to employees, consultants





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     or directors of the Company or (iii) the issuance of stock or rights to buy stock in connection with any acquisition by or related transactions of, the Company.

          (c) In the event of any consolidation or merger of the Company with or into another company or any reclassification of the Common Stock (other than a reclassification referred to in Section 2(a) above) as a result of which the holders of the shares of Common Stock become holders of other shares or securities of another company or other entity, or such holders receive cash or other assets, or in the event of any sale or conveyance to another company or other entity of the property, assets or business of the Company as an entirety or substantially as an entirety, this Note shall automatically be converted pursuant to Section 1 upon the happening of such consolidation, merger, sale or conveyance, and the shares of Common Stock into which this Note shall be converted shall be exchanged for shares and/or other securities and property of such other company or entity, or for other shares or securities of the Company, as the case may be, that the holder of the shares of Common Stock received upon such conversion would have been entitled to receive or retain if such shares of Common Stock had been issued and outstanding immediately prior to such consolidation, merger, sale or conveyance.

     3. DEFAULT. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (a) The Company shall fail to pay within ten business days after written notice of such failure has been received by the Company from the Holder any amount payable hereunder; or

          (b) The Company shall (i) apply for, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or substantially all of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce in writing to any petition filed against it an involuntary case under such Bankruptcy Code,
     (vii) take any action under the laws of its jurisdiction of incorporation similar to any of the foregoing, or (viii) take any corporate action for the propose of effecting any of the foregoing; or

          (c) A proceeding or case shall be commenced, without the application or consent of the Company in any court of competent jurisdiction, seeking
     (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or of all or any substantial part of its assets, or (iii) similar relief in respect of the Company under any law providing for the relief of debtors, and such





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     proceeding or case shall continue undismissed, or unstayed and in effect, for a period of sixty days; or an order for relief shall be entered against the Company as debtor in an involuntary case under such Bankruptcy Code; or action similar to any of the foregoing shall be taken under the laws of the jurisdiction of incorporation of the Company with respect to the Company without its consent and shall continue unstayed and in effect for any period of ninety consecutive days, then, the Holder may, at its option, by notice in writing to the Company, declare this Note to be, and this Note shall thereupon be and become, immediately due and payable together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

     4. OPTIONAL REDEMPTION, PREPAYMENT. This Note is subject to redemption by the Company (at its option), in whole but not in part, at any time or from time to time prior to the Maturity Date. With respect to any such redemption, this Note will be redeemable by payment to the Holder in cash of the then-outstanding principal amount hereof plus accrued interest to the redemption date. With respect to any such redemption, the Company shall give at least 15 but not more than 30 days prior notice of such redemption to the Holder, which notice shall state the date of redemption of this Note. Such redemption notice shall be deemed to have been duly and properly given when and if, among other methods of notice delivery, such notice is deposited in the United States mail or given in person at the address of the Holder last given to the Company. This Note shall not otherwise be prepayable except through the redemption provided in this Section.

     5. AMENDMENT; MODIFICATION. This Note may be amended, modified or supplemented only by a written instrument executed by the Company and Holder.

     6. GOVERNING LAW. This Note is intended to be performed in The Commonwealth of Massachusetts and shall be construed and enforced in accordance with the law of such Commonwealth.

     7. NO RECOURSE AGAINST OTHERS. No director, officer, employee, consultant, advisor or stockholder of the Company or any affiliate of the Company, as such, shall have any liability for any obligations, including, without limitation, indebtedness, of the Company under this Note or for any claim based on, in respect of, or by reason of, such obligations or their creation. The Holder by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

                  [Remainder of Page Intentionally Left Blank]




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     IN WITNESS WHEREOF, SELFCARE, INC. has caused this Convertible Promissory
Note to be executed in its corporate name by its duly authorized officer and its corporate seal to be hereunto affixed, all as of the day and year first above written.

                                        SELFCARE, INC., a Delaware corporation



                                        By:___________________________________
                                           Name: Ron Zwanziger
                                           Title: Chief Executive Officer





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                                   EXHIBIT "A"

                                 CONVERSION FORM

     To convert this Note into shares of Common Stock of Selfcare, Inc., check this box:

     If you want common stock certificates, if any, made out in another person's name, fill in the form below:


     ___________________________________________________________________________
             (Print or type assignee's name, address and zip code)


     ___________________________________________________________________________



     ___________________________________________________________________________



     ___________________________________________________________________________



     ___________________________________________________________________________
                 (Insert assignee's social sec. or tax I.D. no.)



                                                   By: _________________________
________________________________                   Name: _______________________


DATE: _______________________




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